Exhibit 10.58

                                                                  EXECUTION COPY


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                                  $250,000,000


                           FIVE-YEAR CREDIT AGREEMENT


                                      among


                          THERMO ELECTRON CORPORATION,
                                  as Borrower,


              The Several Lenders from Time to Time Parties Hereto,


                               ABN AMRO BANK N.V.,
                              as Syndication Agent,


                            BANK OF AMERICA, N.A. and
                           JPMORGAN CHASE BANK, N.A.,
                           as Co-Documentation Agents,




                                       and


                               BARCLAYS BANK PLC,
                             as Administrative Agent



                          Dated as of December 17, 2004
                          -----------------------------

================================================================================


                BARCLAYS CAPITAL, as Lead Arranger and Bookrunner
                      ABN AMRO BANK N.V., as Lead Arranger




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
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

                                TABLE OF CONTENTS
                                                                                                               Page

SECTION 1.        DEFINITIONS.....................................................................................1

         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................16
         1.3      Exchange Rates.................................................................................16

SECTION 2.        AMOUNT AND TERMS OF COMMITMENTS................................................................17

         2.1      Commitments....................................................................................17
         2.2      Procedure for Borrowing........................................................................18
         2.3      Fees...........................................................................................19
         2.4      Optional Termination or Reduction of Commitments...............................................19
         2.5      Optional Prepayments...........................................................................19
         2.6      Mandatory Prepayments..........................................................................20
         2.7      Conversion and Continuation Options............................................................20
         2.8      Limitations on Eurocurrency Tranches...........................................................21
         2.9      Repayment of Loans.............................................................................21
         2.10     Interest Rates and Payment Dates...............................................................21
         2.11     Computation of Interest and Fees...............................................................22
         2.12     Inability to Determine Interest Rate...........................................................22
         2.13     Pro Rata Treatment and Payments................................................................23
         2.14     Requirements of Law............................................................................24
         2.15     Taxes..........................................................................................27
         2.16     Indemnity......................................................................................28
         2.17     Change of Lending Office.......................................................................29
         2.18     Replacement of Lenders.........................................................................29
         2.19     Judgment Currency..............................................................................29

SECTION 3.        REPRESENTATIONS AND WARRANTIES.................................................................30

         3.1      Financial Condition............................................................................30
         3.2      No Change......................................................................................31
         3.3      Existence; Compliance with Law.................................................................31
         3.4      Power; Authorization; Enforceable Obligations..................................................31
         3.5      No Legal Bar...................................................................................31
         3.6      Litigation.....................................................................................32
         3.7      Ownership of Property; Liens...................................................................32
         3.8      Taxes..........................................................................................32
         3.9      Federal Regulations............................................................................32
         3.10     ERISA..........................................................................................32
         3.11     Investment Company Act; Other Regulations......................................................33
         3.12     Use of Proceeds................................................................................33
         3.13     Environmental Matters..........................................................................33
         3.14     Accuracy of Information, etc...................................................................34


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

SECTION 4.        CONDITIONS PRECEDENT...........................................................................34

         4.1      Conditions to Initial Loans....................................................................34
         4.2      Conditions to Each Loan........................................................................35

SECTION 5.        AFFIRMATIVE COVENANTS..........................................................................35

         5.1      Financial Statements...........................................................................35
         5.2      Certificates; Other Information................................................................36
         5.3      Payment of Obligations.........................................................................36
         5.4      Maintenance of Existence; Compliance...........................................................37
         5.5      Maintenance of Property; Insurance.............................................................37
         5.6      Inspection of Property; Books and Records; Discussions.........................................37
         5.7      Notices........................................................................................37
         5.8      Environmental Laws.............................................................................38

SECTION 6.        NEGATIVE COVENANTS.............................................................................38

         6.1      Financial Condition Covenants..................................................................38
         6.2      Standby and Performance Letters of Credit......................................................38
         6.3      Indebtedness of Subsidiaries...................................................................39
         6.4      Liens..........................................................................................39
         6.5      Fundamental Changes............................................................................40
         6.6      Disposition of Property........................................................................41
         6.7      Investments....................................................................................42
         6.8      Transactions with Affiliates...................................................................42
         6.9      Changes in Fiscal Periods......................................................................43
         6.10     Lines of Business..............................................................................43

SECTION 7.        EVENTS OF DEFAULT..............................................................................43


SECTION 8.        THE AGENTS.....................................................................................45

         8.1      Appointment....................................................................................45
         8.2      Delegation of Duties...........................................................................46
         8.3      Exculpatory Provisions.........................................................................46
         8.4      Reliance by Administrative Agent...............................................................46
         8.5      Notice of Default..............................................................................46
         8.6      Non-Reliance on Agents and Other Lenders.......................................................47
         8.7      Indemnification................................................................................47
         8.8      Agent in Its Individual Capacity...............................................................48
         8.9      Successor Administrative Agent.................................................................48
         8.10     Syndication Agent and Co-Documentation Agents..................................................48

SECTION 9.        MISCELLANEOUS..................................................................................48

         9.1      Amendments and Waivers.........................................................................48
         9.2      Notices........................................................................................49


                                                      - ii -


         9.3      No Waiver; Cumulative Remedies.................................................................50
         9.4      Survival of Representations and Warranties.....................................................50
         9.5      Payment of Expenses and Taxes..................................................................50
         9.6      Successors and Assigns; Participations and Assignments.........................................51
         9.7      Adjustments; Set-off...........................................................................54
         9.8      Counterparts...................................................................................55
         9.9      Severability...................................................................................55
         9.10     Integration....................................................................................55
         9.11     GOVERNING LAW..................................................................................55
         9.12     Submission To Jurisdiction; Waivers............................................................55
         9.13     Acknowledgements...............................................................................56
         9.14     Confidentiality................................................................................56
         9.15     WAIVERS OF JURY TRIAL..........................................................................57
         9.16     USA PATRIOT Act................................................................................57
         9.17     Existing Credit Agreements.....................................................................57



SCHEDULES:

1.1                        Commitments
6.3(b)                     Existing Indebtedness
6.4(f)                     Existing Liens
6.6                        Certain Dispositions

EXHIBITS:

A                          Form of Compliance Certificate
B                          Form of Closing Certificate
C                          Form of Assignment and Assumption
D                          Form of Legal Opinion of Seth Hoogasian
E                          Form of Exemption Certificate
F                          Form of New Lender Supplement
G                          Form of Commitment Increase Supplement

                  FIVE-YEAR CREDIT AGREEMENT, dated as of December 17, 2004 (this "Agreement"), among THERMO ELECTRON CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), ABN AMRO BANK N.V., as syndication agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as co-documentation agents (in such capacity, the "Co-Documentation Agents"), and BARCLAYS BANK PLC, as administrative agent (in such capacity, the "Administrative Agent").

                  The parties hereto hereby agree as follows:

                         SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Barclays Bank PLC as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Barclays Bank PLC in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Acquired Indebtedness": Indebtedness of any Person outstanding on the date (i) such Person is acquired by the Borrower or any of its Subsidiaries or (ii) such Indebtedness is assumed by the Borrower or any of its Subsidiaries in connection with the acquisition of a business of such Person, in each case in a transaction permitted by Section 6.7(f) or (h), provided that such Indebtedness was not created in contemplation or in connection with such acquisition.

                  "Administrative Agent": Barclays Bank PLC, as the lead arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affected Foreign Currency":  as defined in Section 2.12(c).

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 15% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

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                  "Agents":  the collective reference to the Syndication Agent, the Co-Documentation Agents, and the Administrative Agent.

                  "Agreement":  as defined in the preamble hereto.

                  "Agreement Currency":  as defined in Section 2.19(b).

                  "Approved Fund":  as defined in Section 9.6(b).

                  "Assignee":  as defined in Section 9.6(b).

                  "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit C.

                  "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) the sum of (i) such Lender's Dollar Loans and (ii) the Dollar Equivalent of such Lender's Foreign Currency Loans.

                  "Benefited Lender":  as defined in Section 9.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower":  as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for international business (including dealings in Dollar deposits) in the London interbank market; provided, further, when used in connection with Eurocurrency Loans denominated in Euros, the term "Business Day" shall also exclude any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is not open for settlement of payment in Euros.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests


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in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three years from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or bank deposits (including those maintained to facilitate payments, distributions and collections) having maturities of eighteen months or less from the date of acquisition issued by or with any Lender or by or with any commercial bank organized under the laws of the United States or any state thereof or by any financial institution organized in any foreign country recognized by the United States, in each case rated at least A- by S&P, or A-3 by Moody's; (c) (i) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, , or carrying an equivalent rating by a nationally recognized rating agency, if both of the Rating Agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition or (ii) commercial paper issued by Ford Motor Company, Ford Motor Credit Company, DaimlerChrysler NA Holdings, John Deere Capital Corp., John Deere Credit Inc., Deere & Co., Walt Disney Company, General Motors Corp., or General Motors Acceptance Corp., which at the time of purchase is rated at least A-2 by S&P, or P-2 by Moody's, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A-3 by Moody's; (f) securities with maturities or put features of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) asset-backed, mortgaged-backed or otherwise collateralized securities rated at least AA or an equivalent rating by two of the following rating agencies: S&P, Moody's and Fitch Investor Services, Inc., (h) corporate bonds or notes with maturities of three years or less and rated at least BBB- by S&P or Baa3 by Moody's, (i) money market mutual or similar funds that invest primarily in assets satisfying the requirements of clauses (a) through (h) of this definition; or (j) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Co-Documentation Agents":  as defined in the preamble hereto.

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                  "Commitment": as to any Lender, the obligation of such Lender, if any, to make Loans in an aggregate Dollar and Dollar Equivalent principal amount initially not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1.1 and thereafter the amount set forth under the heading "Commitment" opposite such Lender's name in the Register, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Commitments is $250,000,000.

                  "Commitment Increase Supplement": a supplement to this Agreement substantially in the form of Exhibit G.

                  "Commitment Period": the period from and including the Closing Date to the Termination Date.

                  "Commitment Utilization Percentage": on any day, the percentage equivalent of a fraction (a) the numerator of which is the amount of the Total Loans outstanding on such day and (b) the denominator of which is the amount of the Total Commitments in effect on such day (or, on any day after termination of the Total Commitments, the Total Commitments in effect immediately preceding such termination).

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit A.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 9.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated November 2004 and furnished to certain Lenders.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles and organization costs, (e)


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any extraordinary, unusual or non-recurring non-cash expenses or losses
(including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) any extraordinary, unusual or non-recurring cash expenses or losses to the extent that they do not exceed, in the aggregate, $25,000,000 during such period, and
(g) stock-based compensation expense, minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash gains on the sales of assets outside of the ordinary course of business), (iii) any extraordinary, unusual or non-recurring cash income or gains to the extent they exceed, in the aggregate, $25,000,000 during such period, (iv) income tax credits (to the extent not netted from income tax expense) and (v) any other non-cash income.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

                  "Consolidated Total Assets": at any date, the amount that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries as the total of all asset categories at such date.

                  "Consolidated Total Capitalization":  at any date, the sum of
(a) Consolidated Net Worth on such date and (b) Consolidated Total Debt on such date.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Debt to Consolidated Total Capitalization Ratio": on any date, the ratio of (a) Consolidated Total Debt on such date to
(b) Consolidated Total Capitalization on such date.

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                  "Continuing Directors": the directors of the Borrower on the
Closing Date, and each other director whose election by the board of directors of the Borrower, or whose nomination for election by the stockholders of the Borrower, was approved by a vote of at least a majority of the directors who were either directors on the Closing Date or whose election or nomination for election was previously so approved.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Current Litigation": the litigation described in the first paragraph of Item 13 of the Notes to Consolidated Financial Statements included in the Borrower' s Quarterly Report on Form 10-Q for the quarter ended October 2, 2004.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollar Equivalent": at any time or during any period as to any amount denominated in a Foreign Currency, the amount of Dollars that may be purchased with such amount of such Foreign Currency at the applicable rate of exchange determined in accordance with Section 1.3.

                  "Dollar Loans": as defined in Section 2.1(a).

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Applicable Margin": as determined pursuant to the Pricing Grid.

                  "Eurocurrency Base Rate": with respect to an Interest Period pertaining to any Eurocurrency Loan, the rate of interest determined on the basis of the rate for deposits in Dollars or the relevant Foreign Currency, as the case may be, for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page of the Telerate Screen (or otherwise on the Telerate Service), the "Eurocurrency Base Rate" shall instead be the interest


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rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which deposits in Dollars or the relevant Foreign Currency, as the case may be, approximately equal in principal amount to the portion of the Eurocurrency Tranche of the Lender serving as Administrative Agent for a maturity comparable to such Interest Period, are offered by the principal London office of Barclays Bank for immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

                  "Eurocurrency Loans": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

                  "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurocurrency Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurocurrency Tranche": the collective reference to Eurocurrency Loans denominated in the same currency made by the Lenders to the Borrower, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurocurrency Loans shall originally have been made on the same day).

                  "Euros": the single currency of participating member states of the European Monetary Union introduced in accordance with the provisions of
Article 109(1)4 of the Treaty of Rome of March 25, 1957 (as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993) as amended from time to time) and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the euro in one or more member states.

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Utilization Day": each day on which the Commitment Utilization Percentage exceeds 50%.

                  "Exchange Rate": on any day, with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 A.M., London time, on such date on the Reuters World Currency Page for such currency. In the


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event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error; provided, further, that in any event, the Administrative Agent shall provide the Borrower with reasonable details of the source for such rate.

                  "Existing Credit Agreements": the existing 364-Day Credit Agreement, dated as of December 19, 2003, and the existing Three-Year Credit Agreement, dated as of December 20, 2002, each among the Borrower, the several lenders from time to time parties thereto and Barclays Bank plc, as administrative agent.

                  "Facility Fee":  as defined in Section 2.3(a).

                  "Facility Fee Rate":  as determined pursuant to the Pricing
Grid.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Barclays Bank PLC from three federal funds brokers of recognized standing selected by it.

                  "Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December, (b) the Termination Date and (c) the date the Commitments shall have been terminated and the principal of the Loans shall have been paid in full.

                  "Foreign Currency":  (a) each of Euros, Sterling and Yen and
(b) with the prior written consent of the Administrative Agent and each Lender in accordance with Section 9.1(v), any other currency.

                  "Foreign Currency Loans":  as defined in Section 2.1(a).

                  "Funding Office": the office of the Administrative Agent specified in Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1(b).

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                                       8

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                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

                  "Group Members": the collective reference to the Borrower and its Subsidiaries (or, in the case of Sections 7(e), (f) and (h) only, its Significant Subsidiaries).

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding accounts payable and accrued expenses), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers' acceptances, (g) all reimbursement obligations of such Person in respect of drawings or payments made under letters of credit, surety or performance bonds or other similar arrangements that are not satisfied within three Business Days following the date of receipt by such Person of notice of such drawing or payment, (h) the liquidation value


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                                       9

>

of all mandatorily redeemable preferred Capital Stock of such Person, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) and (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (k) for the purposes of Section 7(e) only, all obligations of such Person in respect of Swap Agreements. It is understood that obligations in respect of a Permitted Receivables Securitization shall not constitute Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Loan that is an ABR
Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurocurrency Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, in the case of Loans denominated in Dollars, and 10:00 A.M., New York City time, in the case of Foreign Currency Loans, three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

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                                       10
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                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Investments":  as defined in Section 6.7.

                  "Judgment Currency":  as defined in Section 2.19(b).

                  "Lender": as defined in the preamble hereto; provided that unless context otherwise requires each reference to the Lenders shall be deemed to include any Conduit Lender.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": this Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

                  "Loan Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.

                  "Loans":  as defined in Section 2.1.

                  "London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

                  "Margin Stock": as defined in Regulation U.

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

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                                       11

>



                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's":  Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "New Lender": any bank, financial institution or other entity that becomes a "Lender" hereunder in connection with any transaction described in Section 2.1(b).

                  "New Lender Supplement": a supplement to this Agreement substantially in the form of Exhibit F.

                  "Non-Excluded Taxes":  as defined in Section 2.15(a).

                  "Non-U.S. Lender": as defined in Section 2.15(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant":  as defined in Section 9.6(c).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Receivables Securitization": any Receivables Securitization Transaction, provided that the aggregate amount of the financing represented by such transactions at any one time outstanding does not exceed $200,000,000.


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                                       12

>


                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by and subject to ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "Pricing Grid": the table set forth below (expressed in basis points):



--------------------------------- ------------------ ---------------------------
      Rating Agency Rating          Facility Fee                Eurocurrency
          S&P/Moody's                   Rate                  Applicable Margin
--------------------------------- ------------------ ---------------------------
Greater than or
equal to A/A2 .............              8.0                        22.0
--------------------------------- ------------------ ---------------------------
A-/A3 .....................             10.0                        30.0
--------------------------------- ------------------ ---------------------------
BBB+/Baa1 .................             12.5                        37.5
--------------------------------- ------------------ ---------------------------
BBB/Baa2 ..................             15.0                        47.5
--------------------------------- ------------------ ---------------------------
BBB-/Baa3 .................             20.0                        67.5
--------------------------------- ------------------ ---------------------------
Less than BBB-/Baa3
or No Rating ..............             25.0                        87.5
--------------------------------- ------------------ ---------------------------


                  In any case where the Ratings of the two Rating Agencies are at different levels, the higher Rating will determine the Facility Fee Rate and the Eurocurrency Applicable Margin unless the S&P and Moody's Ratings are more than one level apart, in which case the Rating one level above the lower Rating will be determinative. Each change in a Rating by a Rating Agency shall be effective on the date such change is announced by such Rating Agency, and if such change in Rating shall result in a change in the Facility Fee Rate or Eurocurrency Applicable Margin, such latter change shall be effective on the effective date of such change in Rating.

                  "Properties":  as defined in Section 3.13(a).

                  "Rating Agencies" Moody's and S&P.

                  "Ratings" the ratings from time to time established by the Rating Agencies for senior, unsecured, non-credit-enhanced long-term debt of the Borrower.

                  "Receivables": accounts receivable of the Borrower or any of its Subsidiaries (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), and all proceeds thereof and rights (contractual and other) and collateral related thereto.

                  "Receivables Securitization Transaction": with respect to the Borrower and/or any of its Subsidiaries, the transfer of Receivables by any such Person to a trust, partnership, corporation or other entity in a transaction in which (x) the transferred Receivables, after giving effect to such transaction, are not, in accordance with GAAP, treated as assets on the books of


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                                       13

>

the Borrower and its Subsidiaries and (y) the liabilities of the transferee trust, partnership, corporation or other entity, after giving effect to such transaction, are not, in accordance with GAAP, treated as liabilities on the books of the Borrower and its Subsidiaries.

                  "Refunding Borrowing": a borrowing of Loans which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of Loans made by any Lender.

                  "Register":  as defined in Section 9.6(b).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "Required Lenders": at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the then outstanding Loans.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "Restricted Margin Stock": Margin Stock owned by the Borrower or any Subsidiary which represents not more than 25% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Borrower and the Subsidiaries (including any Margin Stock) that is subject to the provisions of Section 6 (including Section 6.4).

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "SEC Filings":  as defined in Section 3.1.

                  "Significant Subsidiary": any Subsidiary which is a "Significant Subsidiary," as defined in Regulation S-X part 210.1-02 of the Code of Federal Regulations.

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                                       14

>


                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Specified Swap Agreement": any Swap Agreement entered into by the Borrower and any Lender or affiliate thereof in respect of interest rates or currency exchange rates.

                  "Sterling": British Pounds Sterling, the lawful currency of the United Kingdom.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

                  "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                  "Syndication Agent":  as defined in the preamble hereto.

                  "Termination Date":  December 17, 2009.

                  "Total Commitments": at any time, the aggregate amount of the Commitments of the Lenders then in effect.

                  "Total Loans": at any time, the sum of (a) the aggregate amount of the Dollar Loans outstanding at such time and (b) the aggregate Dollar Equivalent of the Foreign Currency Loans outstanding at such time.

                  "Transferee":  any Assignee or Participant.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

                  "United States":  the United States of America.

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                                       15

>


                  "Unrestricted Margin Stock": any Margin Stock owned by the Borrower or any Subsidiary which is not Restricted Margin Stock.

                  "Utilization Fee Rate":  0.125%.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Yen":  the lawful currency of Japan.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto,
(i) accounting terms relating to any Group Member not defined in Section
1.1 shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital
Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  1.3 Exchange Rates. For purposes of calculating (a) the aggregate Dollar Equivalent of Foreign Currency Loans outstanding at any time during any period and (b) the Dollar Equivalent of any Foreign Currency Loan at the time of the making of such Loan pursuant to Section 2.1, the Administrative Agent will at least once during each calendar month and at such other times as it in its sole discretion decides to do so (including on or prior to the date of any borrowing and the last day of any Interest Period), determine the respective rate of exchange into Dollars of each Foreign Currency (which rate of exchange shall be based upon the Exchange Rate in effect on the date of such determination). Such rates of exchange so determined on each such determination date shall, for purposes of the calculations described in the preceding sentence, be deemed to remain unchanged and in effect until the next such determination date.


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                                       16

>



                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars ("Dollar Loans") or in any Foreign Currency (the "Foreign Currency Loans", and together with the Dollar Loans, the "Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Commitment. The Borrower shall not request and no Lender shall be required to make any Loan if, after making such Loan, the Total Loans shall exceed the Total Commitments then in effect. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Dollar Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7. All Foreign Currency Loans shall be Eurocurrency Loans.

                  (b) From time to time during the Commitment Period, the Borrower, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), and (i) any one or more existing Lenders may agree that such existing Lender or Lenders shall increase the amount of their Commitment or Commitments by executing and delivering to the Borrower and the Administrative Agent a Commitment Increase Supplement or Commitment Increase Supplements, as the case may be, and/or (ii) any one or more New Lenders may from time to time during the Commitment Period agree that such New Lender or New Lenders shall establish a new Commitment or Commitments by executing and delivering to the Borrower and the Administrative Agent a New Lender Supplement or New Lender Supplements, as the case may be. From and after the effective date specified in each New Lender Supplement, the New Lender thereunder shall become a Lender with a Commitment in the amount set forth in such New Lender Supplement and shall have the rights and obligations of a Lender under this Agreement for all purposes and to the same extent as if originally a party hereto. Each New Lender shall deliver to the Administrative Agent an administrative questionnaire. Notwithstanding anything contained in this paragraph to the contrary, without the consent of (x) the Required Lenders, the aggregate amount of incremental Commitments established or increased after the Closing Date pursuant to this paragraph shall not exceed $100,000,000 and (y) the Administrative Agent, each increase in the Total Commitments effected pursuant to this paragraph shall be in a minimum aggregate amount of $25,000,000. Notwithstanding anything contained in this paragraph to the contrary, no existing Lender shall have any obligation under this Agreement to enter into a Commitment Increase Supplement with the Borrower.

                  (c) Upon its receipt of (i) a duly executed Commitment Increase Supplement or a New Lender Supplement, (ii) a certificate of the Borrower attaching the resolutions of the board of directors of the Borrower authorizing the increase in the Commitments in an amount equal to or greater than the amount of such increase in the Commitments effected thereby, and (iii) any written consent thereto required by paragraph (b) of this Section, the Administrative Agent shall accept such Commitment Increase or New Lender Supplement, as the case may be, and record the information contained therein in the Register.

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                                       17

>

                  (d) Unless otherwise agreed to by the Administrative Agent, on each date upon which the Total Commitments shall be increased pursuant to this Section, the Borrower (i) shall prepay all then outstanding Revolving Loans, if any, which prepayment shall be accompanied by payment of all accrued interest on the amount prepaid and any amounts payable pursuant to Section 2.14 in connection therewith, and (ii) to the extent it determines to do so, reborrow such Revolving Loans from the Lenders (including any New Lenders) after giving effect to the new and/or increased Commitments becoming effective on such date. Any prepayment and reborrowing pursuant to the preceding sentence shall be effected, to the maximum extent practicable, through the netting of amounts payable between the Borrower and the respective Lenders.

                  2.2 Procedure for Borrowing. (a) The Borrower may borrow Dollar Loans during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 10:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans or (b) prior to 11:00 A.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Dollar Loans to be borrowed, (ii) the requested Borrowing Date, and (iii) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Dollar Loans made on the Closing Date shall initially be ABR Loans. Each borrowing of Dollar Loans under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such Office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  (b) The Borrower may borrow Foreign Currency Loans during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date), specifying (i) the requested Borrowing Date, (ii) the respective amounts of each Foreign Currency Loan in each Foreign Currency and (iii) the respective lengths of the initial Interest Period therefor. Each Foreign Currency Loan under the Commitments shall be in an amount equal to (w) in the case of Foreign Currency Loans denominated in Sterling, (pound)7,000,000 or a whole multiple of (pound)500,000 in excess thereof, (x) in the case of Foreign Currency Loans denominated in Euros,
(euro)10,000,000 or a whole multiple of (euro)1,000,000 in excess thereof, (y) in the case of Foreign Currency Loans denominated in Yen, Y1,000,000,000 or a whole multiple of Y100,000,000 in excess thereof, and (z) in the case of Foreign Currency Loans denominated in any other Foreign Currency, in an amount of which the Dollar Equivalent shall be $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the


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Borrower, the Administrative Agent shall promptly notify each Lender thereof.
Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, London time, in each case, on the Borrowing Date requested by the Borrower in funds immediately available in the relevant Foreign Currency to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such Office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or by wire transfer of such amounts to an account designated in writing by the Borrower to the Administrative Agent in connection with the relevant borrowing.

                  2.3 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (a "Facility Fee") for the period from and including the date hereof to the date upon which the Commitments shall have terminated and all Loans shall have been paid in full, computed at a rate per annum equal to the Facility Fee Rate on the average daily amount of the Commitment of such Lender (whether or not utilized) during the period for which payment is made (or, if any Lender continues to have any Loans after its Commitment terminates, on the average daily amount of such Lender's Loans from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Loans outstanding), payable in arrears on each Fee Payment Date.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender in arrears on each Fee Payment Date, a utilization fee (a "Utilization Fee") at a rate per annum equal to the Utilization Fee
Rate for each Excess Utilization Day during the period covered by such Fee Payment Date on such Lender's Loans then outstanding on such Excess Utilization Day.

                  (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in the Fee Letter, dated as of November 3, 2004, between the Borrower and the Administrative Agent, and in any other fee agreements between the Borrower and the Administrative executed after the date of this Agreement, and to perform any other obligations contained therein.

                  2.4 Optional Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans, the Total Loans would exceed the Total Commitments. Any such reduction shall be in an amount equal to $10,000,000, or an integral multiple of $1,000,000 in excess thereof, and shall reduce permanently the Commitments then in effect.

                  2.5 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent not later than 10:00 A.M., New York City time, three Business Days prior to the date of prepayment, in the case of Eurocurrency Loans, and not later than 11:00 A.M., New York City time, one Business Day prior to the date of prepayment, in the

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case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or ABR Loans and, if such prepayment is of Foreign Currency Loans, the applicable Foreign Currency; provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Dollar Loans shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Partial prepayments of Foreign Currency Loans shall be in a minimum principal amount of
(w) (pound)7,000,000 or a whole multiple of (pound)500,000 in excess thereof, in the case of Foreign Currency Loans denominated in Sterling, (x) (euro)10,000,000 or a whole multiple or (euro)1,000,000 in excess thereof, in the case of Foreign Currency Loans denominated in Euros, (y) Y1,000,000,000 or a whole multiple or Y100,000,000 in excess thereof, in the case of Foreign Currency Loans denominated in Yen, and (z) an amount of which the Dollar Equivalent shall be $10,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of other Foreign Currency Loans.

                  2.6 Mandatory Prepayments. If, on any date, the Total Loans outstanding on such date exceed 102% of the Total Commitments in effect on such date, the Borrower shall, without notice or demand, promptly (but in any event, within three Business Days of such date) prepay such outstanding Loans in an aggregate principal amount such that, after giving effect thereto, the Total Loans do not exceed the Total Commitments. Any amounts prepaid pursuant to this Section shall be accompanied by interest accrued to the date of such prepayment on the principal so prepaid and any amounts payable under Section 2.16 in connection therewith.

                  2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurocurrency Loans denominated in Dollars to ABR Loans by giving the Administrative Agent irrevocable notice of such election not later than 11:00 A.M., New York City time, one Business Day prior to the date of conversion, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert its ABR Loans to Eurocurrency Loans denominated in Dollars by giving the Administrative Agent irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor) not later than 11:00 A.M., New York City time, three Business Days prior to the date of conversion, provided that no ABR Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

                  (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan denominated in Dollars may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation,


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and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso any such Loans denominated in Dollars shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and, if the Borrower shall fail to give such notice of continuation of a Foreign Currency Loan, such Foreign Currency Loan shall be automatically continued for an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.8 Limitations on Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than ten Eurocurrency Tranches shall be outstanding at any one time.

                  2.9 Repayment of Loans. The Borrower hereby unconditionally promises to pay to each Lender on the Termination Date (or such earlier date as the Loans become due and payable pursuant to Section 7), the unpaid principal amount of each Loan made by such Lender. The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of such Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

                  2.10 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Eurocurrency Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR.

                  (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on any Loan or any facility fee or utilization fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2% (unless such overdue amount is denominated in a Foreign Currency, in which case such overdue amount shall bear interest of a rate per annum equal to the highest rate then applicable under this Agreement to Foreign Currency Loans denominated in such Foreign Currency plus 2%), in each case, with respect to clauses (i) and
(ii) above, from the date of such non-payment until such amount is paid in full (before as well as after judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

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                                       21
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                  2.11 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to (i) ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed and (ii) Foreign Currency Loans denominated in Sterling, interest shall be calculated on the basis of a 365-day year for actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Eurocurrency Applicable Margin, the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the relevant Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.10(a).

                  2.12 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period,

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the relevant Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, or

                  (c) the Administrative Agent determines (which determination shall be conclusive and binding upon the Borrower) that deposits in the applicable currency are not generally available, or cannot be obtained by the relevant Lenders, in the applicable market (any Foreign Currency affected by the circumstances described in clause (a), (b) or (c) is referred to as an "Affected Foreign Currency"), then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) pursuant to clause (a) or (b) of this Section 2.12 in respect of Eurocurrency Loans denominated in Dollars, then (i) any Eurocurrency Loans denominated in Dollars requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans denominated in Dollars shall be continued as ABR Loans, (iii) any outstanding Eurocurrency Loans denominated in Dollars shall be converted, on the last day of the then-current Interest Period, to ABR Loans, and

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(iv) until such relevant notice has been withdrawn by the Administrative
Agent, no further Eurocurrency Loans denominated in Dollars shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurocurrency Loans denominated in Dollars, and (y) in respect of any Foreign Currency Loans, then (i) any Foreign Currency Loans in an Affected Foreign Currency requested to be made on the first day of such Interest Period shall not be made, (ii) any outstanding Foreign Currency Loans in an Affected Foreign Currency shall be due and payable on the last day of the then-current Interest Period, and (iii) until such notice has been withdrawn by the Administrative Agent, no further Foreign Currency Loans in an Affected Foreign Currency shall be made or continued as such.

                  2.13 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee or utilization fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Loan Percentages of the Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

                  (c) All payments (including prepayments) to be made by the Borrower, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at its Funding Office, in immediately available funds. Except as otherwise specified in this Agreement, amounts owing hereunder on account of principal and interest on Loans shall be paid in the currency in which such Loan was borrowed, and amounts owing hereunder on account of fees shall be paid in Dollars. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, (i) in the case of amounts denominated in Dollars, such amount with interest thereon at a rate equal to the greater of (x) the Federal Funds Effective Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank


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compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Administrative Agent to be the cost to it of funding such amount until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover (i) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Administrative Agent to be the sum of (x) the cost to it of funding such amount plus (y) the Eurocurrency Applicable Margin, on demand, from the Borrower. The failure or refusal of any Lender to make available to the Administrative Agent such Lender's share of such borrowing shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's share of such borrowing. Nothing herein shall be deemed to limit the rights of the Borrower against any Lender that has failed or refused to make available such Lender's share of any borrowing.

                  (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each relevant Lender to which any amount which was made available pursuant to the preceding sentence, (i) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate and (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate per annum determined by the Administrative Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower with respect to such payment.

                  2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                       (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender);

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                       (ii) shall impose, modify or hold applicable any reserve,
          special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate; or

                       (iii) shall impose on such Lender any other condition relating to funding of assets that would include the Eurodollar Loans or the income or earnings in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall, promptly after its receipt of a notice with respect thereto in accordance with Section 2.14(d), pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by a Governmental Authority charged with the interpretation or administration thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after such Lender has provided written notice in accordance with Section 2.14(d) to the Borrower requesting compensation for such reduction under this paragraph, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) If any Governmental Authority of the jurisdiction of any Foreign Currency (or any other jurisdiction in which the funding operations of any Lender shall be conducted with respect to such Foreign Currency) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such Foreign Currency, or by reference to which interest rates applicable to loans in such Foreign Currency are determined, and the result of such requirement shall be to increase the cost to such Lender of making or maintaining any Foreign Currency Loan in such Foreign Currency, and such Lender shall deliver to the Borrower a written notice in accordance with Section 2.14(d) requesting compensation for such additional cost under this paragraph, then the Borrower will pay to such Lender on each Interest Payment Date with respect to each affected Foreign Currency Loan an amount that will compensate such Lender for such additional cost.


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                  (d) If any Lender becomes entitled to claim any additional amounts, compensation or additional costs pursuant to this Section, it shall deliver a written notice in accordance with this paragraph to the Borrower
(with a copy to the Administrative Agent) requesting such additional amounts, compensation or additional costs and notifying the Borrower of the event by reason of which it has become so entitled. Such Lender agrees to use reasonable efforts to deliver such notice promptly following the time at which it becomes aware of the event giving rise to such additional amounts, compensation or additional cost payable (provided that the failure by such Lender to give such notice promptly shall not adversely affect any of its rights hereunder). A certificate as to any additional amounts, compensation or additional costs payable to any Lender pursuant to this Section 2.14 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary contained in paragraphs (a), (b) and (c) above, the Borrower shall not be required to compensate a Lender pursuant to such paragraphs for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this
Section 2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (e) Notwithstanding any other provision of this Agreement, if
(x) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall make it unlawful for any Lender to make or maintain any Foreign Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Foreign Currency Loan, or (y) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 2.14) which would make it impracticable for any Lender to make or maintain Foreign Currency Loans denominated in the relevant Foreign Currency after the date hereof to, or for the account of, the Borrower, then, by written notice to the Borrower and to the Administrative
Agent:

                       (i) such Lender may declare that Foreign Currency Loans (in the affected Foreign Currency or Currencies) will not thereafter (for the duration of such unlawfulness or change in conditions) be made by such Lender or Lenders hereunder (or be continued for additional Interest Periods), whereupon any request for a Foreign Currency Loan (in the affected Foreign Currency or Currencies) or to continue a Foreign Currency Loan (in the affected Foreign Currency or
        Currencies), as the case may be, for an additional Interest Period) shall, as to such Lender only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

                       (ii) such Lender may require that all outstanding Foreign Currency Loans (in the affected Foreign Currency or Currencies), made by it be converted to ABR Loans or Eurocurrency Loans denominated in Dollars, as the case may be (unless repaid by the Borrower), in which event all such Foreign Currency Loans (in the affected


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>

        Foreign Currency or Currencies) shall be converted to ABR Loans or Eurocurrency Loans denominated in Dollars, as the case may be, as of the effective date of such notice as provided in paragraph (f) below and at the Exchange Rate on the date of such conversion or, at the option of the Borrower, repaid on the last day of the then current Interest Period with respect thereto.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal made thereafter that would otherwise have been applied to repay the converted Foreign Currency Loans of such Lender shall instead be applied to repay the ABR Loans or Eurocurrency Loans denominated in Dollars, as the case may be, made by such Lender resulting from such conversion.

                  (f) For purposes of Section 2.14(e), a notice to the Borrower by any Lender shall be effective as to each Foreign Currency Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Foreign Currency Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Borrower.

                  2.15 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent

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for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit E and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (and, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender, to the extent such Non-U.S. Lender is legally able to deliver such replacement forms.. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

                  (e) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.16 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank


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Eurocurrency market. A certificate as to any amounts payable pursuant to this
Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.17 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14 or 2.15(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.14 or 2.15(a).

                  2.18 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.14 or 2.15(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.17 so as to eliminate the continued need for payment of any amounts owing pursuant to Section 2.14 or 2.15(a), (iv) the replacement financial institution shall purchase, at par (unless the Lender being replaced otherwise agrees to accept a lesser payment in its discretion), all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.16 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall (A) be reasonably satisfactory to the Administrative Agent and (B) deliver to the Administrative Agent an administrative questionnaire, (vii) (A) in the event of a replacement of a Lender pursuant to clause (a) above, the Borrower shall deliver to the Administrative Agent a processing and recordation fee of $3,500 in accordance with Section 9.6 or (B) in the event of a replacement of a Lender pursuant to clause (b) above, the replaced Lender shall deliver to the Administrative Agent a processing and recordation fee of $3,500 in accordance with Section 9.6, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.14 or 2.15(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. In the event of a replacement of a Lender pursuant to this Section 2.18, such replaced Lender and the replacement financial institution shall promptly execute and deliver to the Administrative Agent and the Borrower an Assignment and Assumption, and shall comply with the provisions of Section 9.6(b)(iii),
(iv) and (v) (other than the requirements included in such clause (v) with respect to the delivery of consents and the processing and recordation fee, which are covered above in this Section).

                  2.19 Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency,


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each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender, as of the date of this Agreement (except as to the representations and warranties made as of a date certain, which shall be true and correct as of such date) and as of the date such representations and warranties are deemed to be made under Section 4.2(a), that:

                  3.1 Financial Condition. The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 29, 2001, December 29, 2002 and December 31, 2003 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP with respect to the 2001 financial statements and from Pricewaterhouse Coopers LLP with respect to the 2002 and 2003 financial statements, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at October 2, 2004, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (subject to the absence of footnotes with respect to unaudited quarterly statements) applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the date of this Agreement, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or


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foreign currency swap or exchange transaction or other obligation in respect of derivatives, other than those that (i) are not material to the Borrower and its Subsidiaries taken as a whole or (ii) are reflected in the most recent financial statements referred to in this paragraph or in the Borrower's most recent report on Form 10-K and any subsequent reports on Form 10-Q or Form 8-K filed with the SEC prior to the date of this Agreement (such filings made prior to the date of this Agreement, the "SEC Filings"). During the period from December 31, 2003 to and including the date of this Agreement there has been no Disposition by any Group Member of any part of its business or property material to the Borrower and its Subsidiaries taken as a whole except as set forth in the most recent financial statements referred to in this paragraph or in the Borrower's SEC Filings.

                  3.2 No Change. Since December 31, 2003, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect, except that no representation and warranty is made in this Section 3.2 with respect to the Current Litigation.

                  3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to conform to the requirements of clauses (a) through (d) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 Power; Authorization; Enforceable Obligations. The Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder. The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with (other than any SEC filing by the Borrower in compliance with the SEC disclosure obligations), notice to or other act by or in respect of, any Governmental Authority or any other Person is required of any Group Member in connection with the borrowings by the Borrower hereunder or with the execution, delivery and performance by the Borrower, or the validity or enforceability against the Borrower, of this Agreement or any of the Loan Documents. This Agreement has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 No Legal Bar. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds


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thereof will not violate any Requirement of Law or any Contractual Obligation of
any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

                  3.6 Litigation. It is not probable that the Current Litigation will have a Material Adverse Effect, and no other litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues that would reasonably be expected to have a Material Adverse Effect.

                  3.7 Ownership of Property; Liens. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.4.

                  3.8 Taxes. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member).

                  3.9 Federal Regulations. No part of the proceeds of any Loans will be used for any purpose that violates the provisions of Regulation U or any of the other Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  3.10 ERISA. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred that could reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that is material in relation to Consolidated Net Worth. Except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly


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Controlled Entity would become subject to any liability under ERISA that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent under circumstances that could reasonably be expected to result in a Material Adverse Effect.

                  3.11 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  3.12 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower and its Subsidiaries for working capital, acquisitions, repurchases of Capital Stock, debentures and other securities of the Borrower, the refinancing of present and future debt and general corporate purposes.

                  3.13 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in


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violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

                  (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

                  3.14 Accuracy of Information, etc. No statement or information contained in this Agreement, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of the Borrower to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement) when taken together with the SEC Filings, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

                        SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loans requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loans, of the following conditions precedent:

                  (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Borrower and each Person listed on Schedule 1.1.

                  (b) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid by wire transfer on the Closing Date.

                  (c) Closing Certificate; Certified Certificate of Incorporation. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, including the certificate of incorporation of the Borrower.

                  (d) Legal Opinions. The Administrative Agent shall have received the legal opinion of Seth Hoogasian, General Counsel of the Borrower and its Subsidiaries, substantially


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in the form of Exhibit D. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (e) Existing Credit Agreements. The Administrative Agent shall have received evidence reasonably satisfactory to it that all obligations of the Borrower under the Existing Credit Agreements shall have been paid in full and all commitments of the lenders thereunder shall have been terminated.

                  4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan (other than a Refunding Borrowing) requested to be made by it on any date (including its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents (other than the representation and warranty set forth in Section 3.2) shall be true and correct in all material respects on and as of such date as if made on and as of such date (other than representations and warranties made as of a specified earlier date, which shall be true and correct as of such earlier date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date .

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Section 4.2 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and (except in the case of Sections 5.1, 5.2, 5.4(a)(i) and 5.7) shall cause each of its Subsidiaries to:

                  5.1 Financial Statements. Furnish to the Administrative Agent (which shall promptly make a copy thereof available to each Lender, including by posting on a secure website):

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited


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consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (subject to the absence of footnotes with respect to unaudited quarterly statements) applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. Notwithstanding anything to the contrary contained in this Section 5.1, the Borrower shall not be required to deliver any financial statements to the Administrative Agent with respect to any period for which it has timely filed its Form 10-K or Form 10-Q, as the case may be, with the SEC (provided that such Form 10-K or Form 10-Q, as the case may be, is publicly available on the SEC's website (or a similar website) within the time periods required by this Section).

                  5.2 Certificates; Other Information. Furnish to the Administrative Agent (which shall promptly make a copy thereof available to each Lender, including by posting on a secure website):

                  (a) within the time period in which the Borrower is required to deliver any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Borrower during the period covered by such financial statements has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

                  (b) unless publicly available at such time on the SEC's website (or a similar website), within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

                  (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature that, if not paid, could reasonably be expected to result in a Material Adverse Effect, except where the amount or validity thereof is currently being contested in good faith by


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appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

                  5.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect the Borrower's organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises of each such Group Member necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section
6.5 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(b) except to the extent that, in the aggregate, non-compliance could not reasonably be expected to have a Material Adverse Effect, comply with all Contractual Obligations and Requirements of Law.

                  5.5 Maintenance of Property; Insurance. Except to the extent that, in the aggregate, non-compliance could not reasonably be expected to have a Material Adverse Effect, (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  5.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions material to the Borrower and its Subsidiaries, taken as a whole, in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

                  5.7 Notices. Promptly after the Borrower becomes aware thereof, give notice to the Administrative Agent (which shall promptly make a copy thereof available to each Lender, including by posting on a secure website):

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any Group Member
(i) in which the amount involved is $50,000,000 or more and not covered by insurance or (ii) which relates to any Loan Document;

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                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan which could reasonably be expected to have a Material Adverse Effect, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, or (iii) the institution of proceedings or the taking of any other action by the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan which, in the case of this clause (iii), could reasonably be expected to have a Material Adverse Effect; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

                  5.8 Environmental Laws. Comply in all material respects with all applicable Environmental Laws, and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to comply, or obtain and comply, therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                         SECTION 6. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  6.1 Financial Condition Covenants.

                  (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than 3.25:1.00.

                  (b) Consolidated Total Debt to Consolidated Total Capitalization Ratio. Permit the Consolidated Total Debt to Consolidated Total Capitalization Ratio at the end of any fiscal quarter of the Borrower to be greater than 0.50:1.00.

                  6.2 Standby and Performance Letters of Credit. Permit at any one time outstanding the sum of (a) the aggregate then undrawn face amount of surety and performance bonds, bank guarantees and standby and performance letters of credit as to which the Borrower and/or any Subsidiary is or are the account party and which do not secure or otherwise assure the payment of Indebtedness and (b) the aggregate then unreimbursed amount of all amounts paid in respect of drawings under such surety and performance bonds, bank guarantees and letters of credit to exceed 10% of Consolidated Total Assets of the Borrower as of the


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end of the immediately prior fiscal quarter of the Borrower for which financial statements shall have been delivered to the Lenders.

                  6.3 Indebtedness of Subsidiaries. In the case of any Subsidiary, create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness of such Subsidiary, except:

                  (a) Indebtedness of such Subsidiary to the Borrower or any other Subsidiary and Guarantee Obligations of any Subsidiary with respect to Indebtedness of the Borrower or any other Subsidiary;

                  (b) (i) Indebtedness outstanding on the date hereof and described on Schedule 6.3(b), and additional Indebtedness incurred after the date hereof under the revolving credit arrangements described on Schedule 6.3(b) in an aggregate principal amount at any one time outstanding not to exceed the commitments or limits existing with respect thereto on the date hereof and described on such Schedule, and (ii) Indebtedness under any replacements, refinancings, refundings, renewals or extensions of the Indebtedness described in clause (i) (without increasing the principal amount above the commitments or limits, or shortening the maturity thereof to a date earlier than the maturity, respectively, thereof described on Schedule 6.3(b));

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.4(g) in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $50,000,000 and (ii) 2.5% of Consolidated Total Assets of the Borrower as of the end of the immediately prior fiscal quarter of the Borrower for which financial statements shall have been delivered to the Lenders; and

                  (d) additional Indebtedness in an aggregate principal amount at any one time outstanding for all Subsidiaries (on a consolidated basis) not to exceed the greater of (i) $150,000,000 and (ii) 10% of Consolidated Total Assets of the Borrower as of the end of the immediately prior fiscal quarter of the Borrower for which financial statements shall have been delivered to the Lenders.

                  6.4 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property (other than any Lien on Margin Stock created, incurred or assumed at a time when such Margin Stock constitutes Unrestricted Margin Stock), whether now owned or hereafter acquired, except:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;


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                  (d) deposits to secure the performance of bids, trade
contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof and described on
Schedule 6.4(f) securing Indebtedness described on such Schedule, or Liens on the assets that are subject to such existing Liens securing any replacement or refinancing of such Indebtedness; provided that (i) no Lien permitted by this
Section 6.4(f) is spread to cover any additional property after the Closing Date and (ii) the amount of Indebtedness secured thereby is not increased beyond the commitments or limits described on Schedule 6.4(f);

                  (g) Liens securing Indebtedness incurred (in the case of any Subsidiary, pursuant to Section 6.3(c) or (d)) to finance the acquisition of fixed or capital assets or Liens on such fixed or capital assets securing any refinancing of such Indebtedness, provided that (i) such Liens (other than those securing any such refinancing Indebtedness) shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) (in the case of any Subsidiary) the amount of Indebtedness secured thereby is not increased;

                  (h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (i) other incidental Liens that (i) are not, in the aggregate, material to the Borrower and its Subsidiaries taken as a whole, (ii) do not secure Indebtedness and (iii) do not cover at any time assets having an aggregate fair market value in excess of $10,000,000;

                  (j) Liens incurred pursuant to a Permitted Receivables Securitization on the Receivables that are subject thereto;

                  (k) Liens on assets of a Subsidiary securing Acquired Indebtedness permitted by Section 6.3(d) in an aggregate principal amount for all such Subsidiaries not to exceed $100,000,000 at any one time outstanding; provided that such Liens are not spread (i) in any case where such Liens attach to certain specified assets, to other assets or (ii) in any case where such Liens attach to certain types of assets, to other types of assets of such Subsidiary following the consummation of the applicable acquisition; and

                  (l) Liens securing Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding.

                  6.5 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

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
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                  (a) any Subsidiary of the Borrower may be merged or
consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any other Subsidiary;

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any other Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.6;

                  (c) any Investment expressly permitted by Section 6.7 may be structured as a merger, consolidation or amalgamation; and

                  (d) any Subsidiary may be liquidated, wound up or dissolved, as deemed appropriate by the Borrower.

                  6.6 Disposition of Property. Dispose of any of the property (other than any property which, at the time of any Disposition thereof, constitutes Unrestricted Margin Stock), whether now owned or hereafter acquired, or Capital Stock of any Subsidiary, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) Dispositions permitted by clause (i) of Section 6.5(b);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any other Subsidiary;

                  (e) Dispositions by any Group Member to the Borrower or any of its Subsidiaries;

                  (f) the Disposition during any period of four consecutive fiscal quarters of the Borrower, commencing with the four-quarter period ending on or about December 31, 2004, of other property having an aggregate book value not to exceed $200,000,000 (determined in each case at the time of Disposition), provided that the Borrower shall deliver to the Administrative Agent written notice ten Business Days in advance of any Disposition in excess of $50,000,000;

                  (g) Dispositions of Receivables pursuant to a Permitted Receivables Securitization;

                  (h) Dispositions of Investments permitted by Section 6.7(b);

                  (i) Dispositions listed on Schedule 6.6; and

                  (j) any other Disposition of property or Capital Stock of any Subsidiary, provided that (i) immediately before and after giving effect to such Disposition no Default or Event of Default shall have occurred and be continuing and (ii) such Disposition is made pursuant to an arm's-length transaction the consideration received for which is at least equal to the fair market value of the property or Capital Stock that is the subject of such Disposition.

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                  6.7 Investments. Make any advance, loan, extension of credit
(by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) obligations in respect of letters of credit, surety and performance bonds and bank guarantees permitted by Section 6.2, and Guarantee Obligations permitted by Section 6.3;

                  (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $5,000,000 at any one time outstanding;

                  (e) intercompany Investments by any Group Member in the Borrower or any Subsidiary;

                  (f) acquisitions of businesses or the acquisition (through merger or otherwise) of or Investments in Persons if (i) in the case of the acquisition of the Capital Stock of any Person (whether by merger or otherwise), such Person has become a Subsidiary of the Borrower as a result of thereof and
(ii) after giving pro forma effect to such acquisition or Investment, there is no Default or Event of Default (it being understood and agreed that in determining pro forma compliance with Section 6.1, such covenants shall be recomputed as of the most recent fiscal-quarter-end date for which financial statements shall have been delivered pursuant to Section 5.1, adjusted (x) in the case of Section 6.1(a), to recompute Consolidated EBITDA to give effect to such acquisition or Investment as if it had occurred on the first day of the applicable four-quarter period and to recompute Consolidated Interest Expense for such period to include the additional interest that would have accrued during such period in respect of Indebtedness acquired or assumed in connection with such acquisition or Investment if such acquisition or Investment had occurred on the first day of such period and in respect of any Indebtedness incurred to finance such acquisition or Investment if such Indebtedness had been incurred on such day (and had borne interest throughout such period at the rate per annum applicable thereto on the date it was incurred) and (y) in the case of
Section 6.1(b), to recompute Consolidated Total Debt to include therein all Indebtedness acquired, assumed or incurred by the Borrower and its Subsidiaries in connection with and to finance such acquisition or Investment and to recompute Consolidated Net Worth to give effect to such acquisition or Investment);

                  (g) Investments consisting of promissory notes and Capital Stock received as proceeds of Dispositions permitted by Section 6.6; and

                  (h) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower and its Subsidiaries in an aggregate amount (valued at cost) not to exceed $200,000,000 during any period of four consecutive fiscal quarters of the Borrower.

                  6.8 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any


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management, advisory or similar fees, with any Affiliate (other than the
Borrower or any other Group Member) unless such transaction (a) is (i) otherwise permitted under this Agreement and (ii) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate or (b) involves, when taken together with all other transactions covered by this clause (b) entered into during any fiscal year, $1,000,000 or less.

                  6.9 Changes in Fiscal Periods. Change the Borrower's method of determining fiscal years and quarters without prior written notice to the Administrative Agent.

                  6.10 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) the Borrower shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a) or Section 6 of this Agreement; or

                  (d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after written notice to the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such


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holder or beneficiary) to cause, with the giving of notice if required, such
Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable (other than any such default, event or condition arising solely out of the violation by the Borrower or any Subsidiary of any covenant in any way restricting the Borrower's, or any such Subsidiary's, right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock); provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and
(iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $35,000,000; or

                  (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such

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event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 40% of the outstanding common stock of the Borrower; or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 8. THE AGENTS

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

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                  8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice


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of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Loan Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Loan Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final

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and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  8.10 Syndication Agent and Co-Documentation Agents. Neither the Syndication Agent nor any Co-Documentation Agent shall have any duties or responsibilities hereunder in its capacity as such.

                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such


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instrument, any of the requirements of this Agreement or the other Loan
Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (v) add additional currencies as Foreign Currencies in which Foreign Currency Loans may be made under this Agreement without the written consent of all the Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and shall not be effective until received, provided that any notice given by the Administrative Agent pursuant to the final paragraph of Section 7 shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received. All such notices, requests and demands shall be addressed as follows, in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

                  Borrower:                    Thermo Electron Corporation
                                               81 Wyman Street
                                               Waltham, Massachusetts 02454-9046
                                               Attention: Treasurer
                                               Telecopy: 781-622-1181
                                               Telephone: 781-622-1000

                                               With a copy to:

                                               Thermo Electron Corporation
                                               81 Wyman Street
                                               Waltham, Massachusetts 02454-9046
                                               Attention: General Counsel

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                                               Telecopy: 781-622-1283
                                               Telephone: 781-622-1000

                  Administrative Agent:        Barclays Bank PLC
                                               200 Cedar Knolls Road
                                               Whippany, NJ 07981
                                               Attention: May Wong
                                               Telecopy: 973-576-3014
                                               Telephone: 973-576-3251

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) after the occurrence and during the continuance of an Event of Default, to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent and (c) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees,


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affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel) with respect to such Lender or Administrative Agent being a party to this Agreement or any other Loan Document, or the enforcement or performance of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties (all the foregoing in this clause (c), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or the breach by such Indemnitee of its obligations under this Agreement.
Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section
9.5 shall be submitted to Office of the General Counsel (Telephone No. (781) 622-1000) (Telecopy No. (781) 622-1283), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  9.6 Successors and Assigns; Participations and Assignments.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                  (b) (i) Subject to the conditions set forth in paragraph (b)
(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                             (A) the Borrower, provided that no consent of the
                  Borrower shall be required for an assignment to a Lender, or, if an Event of Default has occurred and is continuing, any other Person; and

                             (B) the Administrative Agent, provided that no
                  consent of the Administrative Agent shall be required for an assignment of any Commitment to


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an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

                  (ii) Assignments shall be subject to the following additional conditions:

                             (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                             (B) the parties to each assignment shall execute and deliver to the Borrower and the Administrative Agent an Assignment and Assumption, and at such time deliver to the Administrative Agent a processing and recordation fee of $3,500; and

                             (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

                       For the purposes of this Section 9.6, the term "Approved Fund" has the following meaning:

                       "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                        (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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                       (iv) The Administrative Agent, acting for this purpose as
        an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

                       (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to
Section 9.7(a) as though it were a Lender.

                       (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.15 unless such Participant complies with Section 2.15(d).

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                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                  (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                  (f) Notwithstanding the foregoing, any Lender may assign its rights and obligations to a Conduit Lender organized and administered by such Lender, provided that such assignment shall be subject to all the requirements of the definition of the term "Conduit Lender" in Section 1.1. Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in
Section 9.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  9.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefited Lender") shall receive any payment of all or part of the Obligations owing to it (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right after the occurrence and during the continuation of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time


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or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar


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form of mail), postage prepaid, to the Borrower at its address set forth in
Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  9.14 Confidentiality. Each of the Administrative Agent and each Lender agrees on its own behalf and on behalf of each Affiliate thereof to keep confidential all non-public information provided to it by any Group Member, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof solely for the purposes of, or otherwise in connection with, this Agreement, (b) subject to an express agreement to maintain the confidentiality of such information in compliance with the provisions of this Section (which may be a standing agreement between such Lender and such Transferee), to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, in each case who have a need to know such information in accordance with customary business practices (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, other than as a result of a disclosure by the Administrative Agent or a Lender, or any of their respective employees, directors, agents, attorneys, accountants and other professional advisors or those of any of their respective affiliates, in violation of this Section 9.14 (provided that neither the


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Administrative Agent nor any Lender shall be deemed to have violated this
Section if it, or any of its employees, directors, agents, attorneys, accountants or other professional advisors or any of their respective affiliates (each Lender (or, as the case may be, the Administrative Agent), together with each such other Person employed by it, a "Subject Group"), shall publicly disclose any confidential information which has previously been publicly disclosed, without the knowledge of the Person making such subsequent disclosure, by a Person which is a member of another Subject Group), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. Unless specifically prohibited by applicable law or court order, the Administrative Agent and each Lender shall, prior to any disclosure under clause (d), (e) or (f) above to (x) any Governmental Authority that does not have supervisory, regulatory or other similar authority with respect to the Administrative Agent or such Lender, as the case may be, and that is seeking such disclosure solely in connection with an investigation, litigation or other proceeding that does not otherwise involve the Administrative Agent or such Lender, as the case may be, or (y) any other Person that is not a Governmental Authority, notify the Borrower of any request for the disclosure of any such non-public information so as to provide the Borrower with the reasonable opportunity to obtain a protective order or other comparable relief.

                  9.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                  9.17 Existing Credit Agreements. (a) The Borrower in its capacity as "Borrower" under and as defined in the Existing Credit
Agreements (in such capacity, the "Existing Borrower") hereby provides Barclays Bank plc in its capacity as "Administrative Agent" under and as defined in the Existing Credit Agreements (in such capacity, the "Existing Administrative Agent") notice pursuant to Section 2.4 of the Existing Credit Agreements of its intent to terminate the "Commitments" under and as defined in the Existing Credit Agreements (as such, the "Existing Commitments") effective as of the effective time of this Agreement.

                  (b) The Lenders which are parties to the Existing Credit Agreements (which Lenders constitute the "Required Lenders" under and as defined in each of the Existing Credit Agreements) hereby (i) waive the requirement, set forth in Section 2.4 of each of the Existing Credit Agreements, that the Existing Borrower give not less than three Business Days' notice of any termination of the Existing Commitments, and (ii) pursuant to Section 9.1 of each of the


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Existing Credit Agreements, consent to the execution and delivery by
Barclays Bank plc, in its capacity as the Existing Administrative Agent for and on behalf of the "Lenders" under and as defined in each of the Existing Credit Agreements (as such, the "Existing Lenders"), of this Agreement to evidence or effectuate (as set forth in Section 9.17(c) below) the waivers set forth in clause (i) above.

                  (c) The Existing Administrative Agent hereby waives, for and on behalf of the Existing Lenders, the requirement, set forth in Section 2.4 of each of the Existing Credit Agreements, that the Existing Borrower give not less than three Business Days' notice of any termination of the Existing Commitments.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   THERMO ELECTRON CORPORATION


                                   By: --------------------------------
                                       Name:  Kenneth J. Apicerno
                                       Title: Treasurer


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                                   BARCLAYS BANK PLC, as Administrative Agent
                                   and as a Lender


                                   By: --------------------------------
                                       Name:  David Barton
                                       Title: Manager


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                                   BANK OF AMERICA, N.A., as Co-Documentation
                                   Agent and as a Lender


                                   By: --------------------------------
                                       Name:  Craig Murless
                                       Title: Senior Vice President


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                                   JPMORGAN CHASE BANK, N.A., as Co-
                                   Documentation Agent and as a Lender


                                   By: --------------------------------
                                       Name:  Dawn Lee Lum
                                       Title: Vice President


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                                   ABN AMRO BANK N.V., as Syndication Agent
                                   and as a Lender


                                   By: --------------------------------
                                       Name:  Eric Oppenheimer
                                       Title: Director


                                   By: --------------------------------
                                       Name:  Christopher M. Plumb
                                       Title: Vice President

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                                   THE BANK OF TOKYO-MITSUBISHI, LTD., NY
                                   BRANCH, as a Lender


                                   By: --------------------------------
                                       Name:  Lillian Kim
                                       Title: Authorized Signatory

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                                   BANCA INTESA S.P.A., NEW YORK BRANCH, as a
                                   Lender


                                   By: --------------------------------
                                       Name:  F. Maffei, Vice President
                                       Title:


                                   By: -------------------------------
                                       Name:  Anthony F. Giobbi
                                       Title: First Vice President


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                                   KEYBANK NATIONAL ASSOCIATION, as a Lender


                                   By: --------------------------------
                                       Name:  Jeff Kalinowski
                                       Title: Senior Vice President


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                                   NORDEA BANK FINLAND PL, as a Lender


                                   By: --------------------------------
                                       Name:  Gerald E. Chelius
                                       Title: SVP Credit


                                   By: --------------------------------
                                       Name:  Henrik M. Steffensen
                                       Title: First Vice President


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                                   COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                                   BRANCHES, as a Lender


                                   By: --------------------------------
                                       Name:  Robert S. Taylor
                                       Title: Senior Vice President


                                   By: --------------------------------
                                       Name:  Andrew P. Lusk
                                       Title: Vice President

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